UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 25, 2017

Hoverink Biotechnologies Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware 000-54830 46-3590875

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(IRS Employer Identification No.)

1801 Century Park E., 24th Floor

Los Angeles, California

 90067

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

866-443-4666

Former name or former address, if changed since last report:

Hoverink International Holdings, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 5.02 APPOINTMENT OF CERTAIN OFFICERS

On September 22, 2017, the Board of Directors of Hoverink Biotechnologies, Inc. (the “Company”) authorized the approval of Debbie Carter’s Employment agreement. Such appointment was made September 25, 2017. Mr. Adamcik has been employed by the Company since 2014 and this appointment will serve to expand his role.

In connection with the appointment of Mr. Adamcik, Mr. Mark Stogdill will no longer server as the Company’s Secretary. Mr. Stogdill will continue to serve in his current capacities as President and Chief Executive Officer of the Company.

Item 9.01  Financial Statement and Exhibits

(d) Exhibits

Exhibit No.

Description

9.1

Debbie Carter Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoverink Biotechnologies,  Inc.

Date: September 26, 2017

Debbie Mae Carter

Chief Executive Officer

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